Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of Bank of Hawaii Corporation, a Delaware corporation (the “Company”) does hereby constitute and appoint MARK A. ROSSI and PATRICIA J. MOY, or either of them, his or her true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of (i) a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of up to Ninety-six Thousand Nine Hundred Thirty (96,930) shares of Common Stock pursuant to the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name of and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Registration Statement and any and all amendments, including any post-effective amendments, and supplements to the Registration Statement, whether on Form S-8 or otherwise; (ii) any post-effective amendment to the Company’s Registration Statement on Form S-8 (File No. 333-02835) for the purpose of deregistering shares previously available for issuance under the Bank of Hawaii Corporation 2005 Amended and Restated Director Stock Compensation Plan; and (iii), and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents this 20th day of March 2015.

/s/ S. Haunani Apoliona	/s/ Mary G. F. Bitterman
S. Haunani Apoliona, Director	Mary G. F. Bitterman, Director

/s/ Mark A. Burak	/s/ Michael J. Chun
Mark A. Burak, Director	Michael J. Chun, Director

/s/ Clinton R. Churchill
Clinton R. Churchill, Director	Robert Huret, Director

/s/ Victor K. Nichols
Victor K. Nichols, Director	Martin A. Stein, Director

/s/ Donald M. Takaki	/s/ Barbara J. Tanabe
Donald M. Takaki, Director	Barbara J. Tanabe, Director

/s/ Raymond P. Vara, Jr.	/s/ Robert W. Wo
Raymond P. Vara, Jr., Director	Robert W. Wo, Director